Exhibit 1.01

KYOCERA CORPORATION’S CALENDAR YEAR 2015 CONFLICT MINERALS REPORT

IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Part I: Introduction

This is the Conflict Minerals Report of Kyocera Corporation and its subsidiaries (Kyocera) for the calendar year ended December 31, 2015 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (Rule 13p-1). Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to the 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.

AVX Corporation and its subsidiaries (AVX), a U.S.-based consolidated subsidiary of Kyocera Corporation, is listed on the New York Stock Exchange (NYSE) and registered with the U.S. Securities and Exchange Commission. AVX is subject to Rule 13p-1, and has prepared and filed a conflict minerals report relating to its own activities for the calendar year 2015 (AVX CMR) as an exhibit to its Form SD filed with the Commission in May 2016 (AVX Form SD, Commission File Number 001-07201). Therefore, the conflict minerals disclosures relating to AVX are not set out in this document. The AVX CMR, together with the AVX Conflict Minerals Policy, is available on the AVX website at www.avx.com.

Company Overview

Kyocera promotes diversification strategy through applying its fine ceramic technologies and making synergies with diversified management resources from components to electronic devices, equipment, services and systems. Kyocera develops, produces, and distributes worldwide various kinds of products primarily for the following markets: industrial machinery, information and communications equipment, automotive, and environment and energy.

Company Management Policy

Kyocera aims to be respected by society as “The Company” from the perspective of corporate ethics, while maintaining continuous sales growth and high profitability. It has been pursuing this objective since the company’s earliest days through implementation of the “Kyocera Philosophy,” a corporate philosophy placing people’s heart at its core, as well as the “Amoeba Management System,” a management system unique to Kyocera which has been developed to implement our corporate philosophy.

Operations

Kyocera categorizes its operations into seven reporting segments: (1) Fine Ceramic Parts Group, (2) Semiconductor Parts Group, (3) Applied Ceramic Products Group, (4) Electronic Device Group, (5) Telecommunications Equipment Group, (6) Information Equipment Group, and (7) Others.

(1) Fine Ceramic Parts Group

Products in this reporting segment are widely used in the industrial machinery, information and communications equipment, automotive and various other industrial sectors. These products are made from a variety of ceramic materials, such as alumina as well as zirconia, utilizing their characteristics of heat, wear and corrosion resistance.

(2) Semiconductor Parts Group

Kyocera develops, manufactures and sells both inorganic (ceramic) and organic packages and multilayer printed wiring boards for various electronic components and devices such as crystal components, SAW devices and CMOS/CCD sensors, and for communication infrastructures.

(3) Applied Ceramic Products Group

This reporting segment consists of four product lines through applying fine ceramic technologies: Solar Energy Products, Cutting Tools, Medical and Dental Implants, Jewelry and Applied Ceramic Related Products. Kyocera develops, manufactures and sells monocrystalline and multicrystalline silicon solar modules and solar generating system for commercial and residential uses, cutting tools used in metal processing in industrial manufacturing, medical and dental implant products including prosthetic joints and dental prosthetics, and recrystallized jewelry and applied ceramic related products such as kitchen accessories.

(4) Electronic Device Group

This reporting segment develops, manufactures and sells electronic components and devices such as capacitors, SAW devices, connectors, and crystal components mainly for information and communications market and liquid crystal displays mainly for automotive and industrial machinery markets.

(5) Telecommunications Equipment Group

Kyocera develops, manufactures and sells mobile phones such as smartphones and feature phones mainly for telecommunications carriers in Japan and the U.S. Kyocera also develops the business such as M2M modules for mainly automotive market.

(6) Information Equipment Group

This reporting segment develops, manufactures and sells page printers and multifunctional products which focus on attaining the characteristics of long life cycle and lower running cost by using amorphous silicon photoreceptor drums developed by Kyocera Corporation. Kyocera also provides document solution services globally for optimizing customers’ document imaging environments through providing business applications that seamlessly integrate with IT systems, including mobile devices and the cloud computing systems.

(7) Others

This reporting segment provides the information and communications service and develops, manufactures and sells materials for semiconductors and chemical materials.

Each reporting segment above manufactures products which may contain tin, tantalum, tungsten and gold (3TG). Therefore, all the businesses or products except services are subject to conflict minerals survey.

Part 2: Due Diligence Design and Measures Performed

Kyocera undertook due diligence measures to reduce the risk of funding armed groups in the Democratic Republic of the Congo and its adjoining countries (DRC Countries) from its supply chain in accordance with Rule 13p-1 under the Securities Exchange Act of 1934.

Design of Due Diligence

Kyocera designed due diligence in conformity with the internationally recognized due diligence framework set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (2013), and related supplements therein.

Due Diligence Measures Performed

Step 1: Establish strong company management systems

(1)	Conflict Minerals Policy

Kyocera’s basic policy is to conduct fair trades in its purchasing activities based on the “Kyocera Philosophy.” In terms of a specific procurement policy, the “Kyocera Supply-Chain Corporate Social Responsibilities Deployment Guideline*” is provided to and shared with suppliers, and is also disclosed on Kyocera’s website.

Kyocera’s policy is not to purchase conflict minerals which may serve as funding sources for armed groups committing human rights violations in DRC Countries, or materials and products using metals made from such conflict minerals.

*	Available from: http://global.kyocera.com/ecology/social/images/csr_guide.pdf

(2)	Internal Organization

Kyocera established the “Kyocera Conflict Minerals Committee” (the Committee) in 2013 as a structure with the primary role of implementing the above policy related to conflict minerals. The Committee decides on the fundamental method of investigating conflict minerals within Kyocera and the content of information for disclosure while also reporting the details of these activities to management in a timely and appropriate manner. In addition, the Committee builds awareness of regulations and policies related to conflict minerals among subsidiaries and takes responsibility for promoting adequate initiatives concerning conflict minerals throughout the Kyocera Group.

The Committee is comprised of a Corporate Officer or General Manager from the relevant divisions or departments such as purchasing, investor relations, general affairs, internal audit and legal affairs.

The Committee has also established the Administrative Team of Conflict Minerals Committee (the Team) comprised of the aforementioned divisional representatives as a subordinate structure. The Team liaises with the person in charge of the purchasing division in each subsidiary and makes individual response related to conflict minerals surveys and information disclosure.

In order to ascertain risks in responding to conflict minerals, the Committee acts as the point of contact for stakeholders and purchasing divisions, and has the role of responding to complaints and whistleblower reports related to conflict minerals collected through an internal whistleblower system.

In addition, the Committee entrusts authority for such activities at AVX to an internal structure within that company with a system set up for receiving timely reports on the results of these activities.

(3) External Framework for Cooperation with Supply Chain Management

Kyocera seeks to advance partnerships and cooperation with industry organizations to enable an adequate system of cooperation with outside entities regarding conflict minerals. Specifically, Kyocera has participated in the “Responsible Minerals Trade Working Group” established within the Japan Electronics and Information Technology Industries Association (JEITA) as a principal member since its inauguration in order to realize responsible minerals procurement and meet regulations related to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States.

As the team leader for awareness building and public relations within the “Responsible Minerals Trade Working Group,” Kyocera helps to identify and respond to challenges in surveys as well as conduct survey briefing sessions among other cooperative activities. Members of Kyocera have served as instructors at conflict minerals survey briefing sessions held by JEITA. In addition to providing instructors for the briefing session in June 2015, Kyocera provided panelists who participated as members for JEITA in a symposium on future harmonious coexistence concerning sustainable mineral procurement held by Nikkei Business Publications in December 2015. In these and other ways Kyocera is contributing to further enhancement of understanding of conflict minerals.

(4) Engagement with Suppliers

Kyocera requests of suppliers that transactions are to be conducted in accordance with its Supply-Chain CSR Deployment Guidelines, and requests compliance from suppliers to deal with conflict minerals.

Kyocera has conducted briefing sessions for suppliers both in Japan and overseas with the aims of explaining its policy for dealing with conflict minerals and requesting cooperation on the survey by using the Conflict Minerals Reporting Template (the Template) prior to conducting it. From April to July 2015, Kyocera held briefing sessions and workshops in Japan, China and Malaysia, where the Kyocera’s suppliers are concentrated. A total of four briefing sessions were held in Tokyo and Kyoto for suppliers with representatives from 138 companies in attendance. Workshops were also held in China and Malaysia for Kyocera employees in charge of handling the conflict minerals survey in an effort to strengthen Kyocera’s internal framework.

Step 2: Identify and assess risk in the supply chain

In the 2015 survey, Kyocera made efforts to enhance the survey collection rate by prompting suppliers yet to complete the survey to do so by the end of the Template submission due date.

Kyocera examined and confirmed instances of non-conformity and contradiction in content by using a statistical tool released by the Japan Automobile Manufacturers Association (JAMA) on its website. Subsequently, Kyocera compared smelters or refiners identified through the survey against the Compliant Smelters and Refiners Lists published by Conflict-Free Sourcing Initiative (CFSI) to determine whether the identified smelters/refiners have obtained CFS validation.

Kyocera participated in the process of identifying smelters/refiners by submitting data on smelters/refiners that cannot be identified in the “Conflict Free Sourcing Working Group” established to collaborate in dealing with conflict minerals issues by the industry organizations JAMA, Japan Auto Parts Industries Association (JAPIA) and JEITA.

Step 3: Design and implement a strategy to respond to identified risks

Kyocera requested additional surveys including interviews and reinvestigation as well as improvement from “critical suppliers” who responded that they use conflict minerals from DRC Countries and suppliers who responded that they have not yet completed the RCOI. In cases where these suppliers do not meet the requirements made by Kyocera, or a supplier is deemed to pose a significant risk, Kyocera will require them to sign a letter of commitment that states they will comply with Kyocera’s conflict minerals policy. Kyocera’s policy is to discontinue or cease doing business with suppliers who refuse to sign the agreement or who have not made visible improvements to alleviate risk. Further, Kyocera belongs to a team, newly formed by JEITA, which assists smelters, and has started outreach activities directly urging smelters to obtain CFS validation.

Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

Kyocera uses the CFS program when conducting due diligence in the supply chain. JEITA participates and collaborates with the CFSI, and Kyocera cooperates with the CFSI as a principal member of JEITA. Kyocera also makes use of the CFS program coordinated by the CFSI to determine whether or not smelters within its supply chain have completed or have committed to undergo an audit.

Step 5: Report on supply chain due diligence

Kyocera will file the Form SD along with this Conflict Minerals Report*, its accompanying document, with the U.S. Securities and Exchange Commission and disclose it publicly through the Company’s website.

*	Available from: http://global.kyocera.com/ir/financial/cmr.html

Part 3: Result of Due Diligence Measures Performed

Kyocera reconciled the smelters and refiners reported in the Template prepared by suppliers with those in “the Standard Smelter Names” released by the CFSI, and Kyocera has identified the following facilities of 3TG in its supply chain.

Smelters or refiners	Tin	Tantalum	Tungsten	Gold	Total
Number of refiners and smelters	67	45	36	93	241
Number of refiners and smelters validated as CFS	57	45	28	78	208

Table 1. List of 208 CFS-validated smelters/refiners within Kyocera’s supply chain as of April 12, 2016.

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	AngloGold Ashanti Mineração Ltda	BRAZIL

Gold	Argor-Heraeus SA	SWITZERLAND

Gold	Asahi Pretec Corporation	JAPAN

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	CCR Refinery – Glencore Canada Corporation	CANADA

Gold	Chimet S.p.A.	ITALY

Gold	Doduco	GERMANY

Gold	Dowa Metals & Mining Co. Ltd	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Ltd. Hong Kong	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Company Limited	CHINA

Gold	Asahi Refining USA Inc.	UNITED STATES

Gold	Asahi Refining Canada Limited	CANADA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazzinc Ltd	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	LS-NIKKO Copper Inc.	SOUTH KOREA

Gold	Materion	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies SA	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	Met-Mex Penoles, S.A.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ohio Precious Metals, LLC	UNITED STATES

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC Krastvetmett	RUSSIAN FEDERATION

Gold	Produits Artistiques de Métaux	SWITZERLAND

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox SA	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Royal Canadian Mint	CANADA

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	SEMPSA Joyería Platería SA	SPAIN

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Valcambi SA	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Precious Metal Co.,Ltd.	JAPAN

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Republic Metals Corporation	UNITED STATES

Gold	Singway Technology Co., Ltd.	TAIWAN

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	T.C.A S.p.A	ITALY

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	Zhaoqing Duoluoshan Non-ferrous Metals Co.,Ltd	CHINA

Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	King-Tan Tantalum Industry Ltd	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	QuantumClean	UNITED STATES

Tantalum	RFH (Yanling Jincheng Tantalum & Niobium Co., Ltd)	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	JAPAN

Tantalum	Telex Metals	UNITED STATES

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	Zhuzhou Cemented Carbide Group	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	KEMET Blue Powder	UNITED STATES

Tantalum	Tranzact, Inc.	UNITED STATES

Tantalum	Resind Indústria e Comércio Ltda	BRAZIL

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Tin	CV Gita Pesona	INDONESIA

Tin	CV Justindo	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	Dowa	JAPAN

Tin	EM Vinto	BOLIVIA

Tin	Fenix Metals	POLAND

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Metallic Resources, Inc.	UNITED STATES

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	OMSA	BOLIVIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	Rui Da Hung	TAIWAN

Tin	Soft Metais Ltda.	BRAZIL

Tin	Thaisarco	THAILAND

Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Tin Company, Ltd.	CHINA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	PT Wahana Perkit Jaya	INDONESIA

Tin	Melt Metais e Ligas S/A	BRAZIL

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	PT Inti Stania Prima	INDONESIA

Tin	CV Ayi Jaya	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	Resind Indústria e Comércio Ltda	BRAZIL

Tin	Metallo-Chimique N.V.	BELGIUM

Tin	Elmet S.L.U (Metallo Group)	SPAIN

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA

Tungsten	Japan New Metals Co Ltd	JAPAN

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	HC Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM

Tungsten	Niagara Refining LLC	UNITED STATES

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Countries of origin of the conflict minerals these facilities may process include:

ARGENTINA, AUSTRALIA, BELARUS, BELGIUM, BOLIVIA, BRAZIL, BURUNDI, CANADA, CHINA, COLUMBIA, DRC, ENGLAND, ESTONIA, ETHIOPIA, GERMANY, GUYANA, INDIA, INDONESIA, ITALY, JAPAN, KAZAHSTAN, MALAYSIA, MEXICO, MOROCCO, MOZAMBIQUE, MYANMAR, NAMBIA, NIGERIA, PANAMA, PAPUA NEW GUINEA, PERU, PHILIPPINES, POLAND, PORTUGAL, REPUBLIC OF KOREA, RUSSIA, RWANDA, SIERRA LEONE, SOUTH AFRICA, SPAIN, SURINAME, SWETZERLAND, TANZANIA, THAILANAD, USA, UZBEKISTAN, VIETNAM, ZIMBABWE

Kyocera has concluded that it is possible that conflict minerals are being used in the following products. It cannot confirm whether or not the minerals originate from DRC Countries since it was not possible to obtain sufficient information from the relevant suppliers.

(1) Fine Ceramic Parts Group

Components for Semiconductor Processing Equipment and Flat Panel Display Manufacturing Equipment

Information and Telecommunication Components

General Industrial Machinery Components

Sapphire Substrates

Automotive Components

(2) Semiconductor Parts Group

Ceramic Packages

Organic Multilayer Substrates

Multilayer Printed Wiring Boards

(3) Applied Ceramic Products Group

Solar Power Generating Systems, Battery Energy Storage Systems

Cutting Tools, Micro Drills

Medical and Dental Implants

Jewelry and Applied Ceramic Related Products

(4) Electronic Device Group

Capacitors

SAW Devices

Connectors

Crystal Components

Liquid Crystal Displays

Printing Devices

Power Semiconductor Products (Discrete Products, Power Modules)

(5) Telecommunications Equipment Group

Smartphones, Mobile Phones

PHS related Products

M2M Modules

(6) Information Equipment Group

Monochrome and Color Printers and Multifunctional Products

Wide Format Systems

Supplies

(7) Others

Materials for Semiconductors, Chemical Materials

Part 4: Future Due Diligence Measures

Kyocera is unable to determine whether or not 3TG, which may be used to manufacture Kyocera’s manufactured or distributed products, are DRC conflict free. Therefore, the products listed above are considered to be DRC conflict undeterminable. Kyocera is making this determination because it does not have sufficient information from suppliers or other sources to conclude whether the necessary conflict minerals originated in DRC Countries and, if so, whether the necessary conflict minerals were from recycled or scrap sources, were DRC conflict free or have not been found to be DRC conflict free.

Kyocera will continue to make efforts to determine the mine(s) or location of origin with the greatest possible specificity including the use of the due diligence measures described above.